Exhibit 99.1

HEI, Inc. Announces Third Quarter Conference Call

    MINNEAPOLIS, July 9 /PRNewswire-FirstCall/ -- HEI, Inc. (Nasdaq: HEII)
( http://www.heii.com ) will hold its quarterly conference call to discuss the financial results of the third quarter of fiscal year 2004 on Tuesday, July 13, 2004 at 4:00 pm Eastern Time (3:00 pm Central Time).

    This call is being web cast and is also accessible via telephone. To access the listen-only webcast, visit http://www.actioncast.acttel.com and enter Event ID 23636. The conference call can be accessed via telephone by dialing 1-800-240-2430 (outside the US, dial 303-262-2130). Specify conference reservation number 11002946.

    Replays of the conference call will be available July 13, 2004 at 5 pm Central Time through midnight August 12, 2004, by calling 1-800-405-2236 (outside the US, dial 303-590-3000). Specify conference reservation number 11002946.

    Information for accessing the conference call is also available on the HEI's web site at http://www.heii.com .

    HEI, Inc. designs, develops and manufactures microelectronics, subsystems, systems, connectivity and software solutions for OEMs engaged in the medical equipment and medical device, hearing, communications and RFID industries. HEI provides its customers with a single point of contact that can take an idea from inception to a fully functional, cost effective and manufacturability product utilizing innovative design solutions and by the application of state-of-the-art materials, processes and manufacturing capabilities.

    Investor Relations & Microelectronics Operations   PO Box 5000, 1495
                                                       Steiger Lake Lane,
                                                       Victoria, MN  55386

    Advanced Medical Operations                        4801 North 63rd Street,
                                                       Boulder, CO  80301

    High Density Interconnect Operations               610 South Rockford
                                                       Drive, Tempe, AZ  85281

    RF Identification and Smart Card Operations        1546 Lake Drive West,
                                                       Chanhassen, MN  55317

    FORWARD-LOOKING INFORMATION

    Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release, including the implementation of business strategies, including a stronger sales emphasis; growth of specific markets; improved results, profitability, cash flow, margins, and revenues; and estimated HEI revenues, cash flow, expenses and profits, are forward-looking statements. All of such forward-looking statements involve risks and uncertainties including, without limitation, continuing adverse business and market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, HEI's ability to satisfy financial or other obligations or covenants set forth in its banking agreements, adverse competitive developments, change in or cancellation of customer requirements, the integration of the Advanced Medical Operations, collection of outstanding debt, HEI's ability to succeed on the merits and defend against litigation, and other risks detailed from time to time in HEI's SEC filings. HEI undertakes no obligation to update these statements to reflect ensuing events or circumstances, or subsequent actual results.

SOURCE  HEI, Inc.
    -0-                             07/09/2004
    /CONTACT: Mack V. Traynor III, CEO, or Douglas J. Nesbit, CFO, both of HEI, Inc., +1-952-443-2500/
    /Web site:  http://www.heii.com /
    (HEII)

CO:  HEI, Inc.
ST:  Minnesota
IN:  CPR SEM HRD CSE NET MTC
SU:  CCA MAV